UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 24, 2012

IXYS Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-26124	77-0140882
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1590 Buckeye Drive, Milpitas, California		95035
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	408-457-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 Annual Meeting of Stockholders (the “Annual Meeting”) of IXYS Corporation (“IXYS”) was held on August 24, 2012.

The final results for each matter submitted to a vote of stockholders at the Annual Meeting are as follows:

Each of the directors proposed by IXYS for election was elected by the following votes to serve until IXYS’s 2013 Annual Meeting of Stockholders or until his respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Donald L. Feucht	27,105,789	640,586	1,575,350
Samuel Kory	26,272,980	1,473,395	1,575,350
S. Joon Lee	26,920,549	825,826	1,575,350
Timothy A. Richardson	26,246,249	1,500,126	1,575,350
James M. Thorburn	27,689,835	56,540	1,575,350
Kenneth D. Wong	26,256,384	1,489,991	1,575,350
Nathan Zommer	27,117,136	629,239	1,575,350

The stockholders approved, on an advisory basis, the compensation of IXYS’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,104,417	530,915	111,043	1,575,350

The stockholders ratified the appointment of BDO USA, LLP as IXYS’s independent public registered accounting firm for IXYS’s fiscal year ending March 31, 2013. The voting results were as follows:

Votes For	Votes Against	Abstentions	Not Voted
28,675,565	638,179	7,981	2,069,380

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IXYS Corporation

August 29, 2012	By:	/s/ Nathan Zommer

Name: Nathan Zommer
Title: Chairman of the Board and Chief Executive Officer